Exhibit 3.1.1

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF
INCORPORATION OF
CONTROL4 CORPORATION

The undersigned does hereby certify on behalf of Control4 Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, as follows:

FIRST:                                            That he is the duly elected and acting Chief Executive Officer of the Corporation.

SECOND:                             That the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on March 27, 2003, under the name “Control4 Corporation.”

THIRD:                                       Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment (the “Certificate of Amendment”) to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), further amends the provisions of the Restated Certificate.

FOURTH:                            That pursuant to Section 242 of the General Corporation Law of the State of Delaware, a paragraph is added to Article IV prior to Section A of the Restated Certificate to read as follows:

“At the initial date and time of the effectiveness of this Certificate of Amendment (the “Reverse Split Effective Time”), the following recapitalization (the “Reverse Stock Split”) shall occur: (i) each 5.2 shares of Common Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Common Stock; (ii) each 5.2 shares of Series A Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series A Preferred Stock; (iii) each 5.2 shares of Series B Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series B Preferred Stock; (iv) each 5.2 shares of Series C Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series C Preferred Stock; (v) each 5.2 shares of Series D Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series D Preferred Stock; (vi) each 5.2 shares of Series E Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series E Preferred Stock; (vii) each 5.2 shares of Series F Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series F Preferred Stock;

(viii) each 5.2 shares of Series G Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series G Preferred Stock; (ix) each 5.2 shares of Series G-1 Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series G-1 Preferred Stock; and (x) each 5.2 shares of Series H Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series H Preferred Stock.  Any fractional shares resulting from such combination shall be rounded down to the nearest whole share.  The Reverse Stock Split shall occur automatically without any further action by the holders of the shares of Common Stock and Preferred Stock (as defined below) affected thereby.  All rights, preferences and privileges of the Common Stock and the Preferred Stock have been adjusted to reflect the Reverse Stock Split (that is, all numeric references and other provisions included in this Certificate of Amendment have already given effect to, and no further adjustment shall be made on account of, the Reverse Stock Split).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation, after giving effect to the Reverse Stock Split.”

FIFTH:                                           That pursuant to Section 242 of the General Corporation Law of the State of Delaware, Article IV, Section B(1)(a) of the Restated Certificate is hereby amended to read in its entirety as follows:

“(a) The holders of Preferred Stock shall be entitled to receive dividends at the rate of $0.20800, $0.33821, $0.44013, $0.84864, $0.91104, $1.38944, $0.74048, $0.74048 and $0.79404 per share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred, Series G-l Preferred and Series H Preferred, respectively (as adjusted for any stock dividends, combinations, stock splits, reclassifications and the like with respect to such shares) per annum, payable out of funds legally available therefor and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, Additional Shares of Common Stock of the Corporation, provided that an adjustment to the respective Conversion Price (as defined below) of such other securities or rights has been made in accordance with Section 3(d)(ii) below).  Such dividends shall be payable when, as, and if declared by the Board of Directors, acting in its sole discretion.  The right to receive dividends shall not be cumulative, and no right shall accrue to holders of any shares by reason of the fact that dividends on such shares are not declared and paid in any prior year.  No dividend shall be paid or declared and set aside in any period with respect to the Common Stock unless and until dividends have been paid or declared and set aside for payment in such year with respect to every outstanding series of Preferred Stock in an amount for each such series of Preferred Stock equal to the annual dividend rates stated above.”

SIXTH:                                         That pursuant to Section 242 of the General Corporation Law of the State of Delaware, Article IV, Sections B(2)(a)-(f) of the Restated Certificate are hereby amended to read in its entirety as follows:

“(a)  The holders of the Series H Preferred and the Series G-l Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series G Preferred, the Series F Preferred, the Series B Preferred, the Series D Preferred, the Series C Preferred, the Series B Preferred, the Series A Preferred or Common Stock, the amount of $9.9273 per share of Series H Preferred and $9.2586 per share of Series G-l Preferred, respectively (as adjusted for any stock dividends, combinations, stock splits, reclassification or the like with respect to such shares), plus all accrued or declared but unpaid dividends on such shares.  If the assets and funds available for distribution to the holders of the Series H Preferred and the Series G-1 Preferred shall be insufficient to pay the stated preferential amounts in full, then the entire assets and funds of the Corporation legally available for distribution shall be distributed to the holders of the Series H Preferred and Series G-l Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b)  After payment in full of the amount due the holders of Series H Preferred and Series G-l Preferred under Article IV, Section B(2)(a) above, the holders of the Series F Preferred and Series G Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series E Preferred, Series D Preferred, the Series C Preferred, the Series B Preferred, Series A Preferred or Common Stock, the amount of $17.3680 per share of Series F Preferred and $9.2586 per share of Series G Preferred, respectively (as adjusted for any stock dividends, combinations, stock splits, reclassification and the like with respect to such shares), phis all accrued or declared but unpaid dividends on such shares.  If the assets and funds available for distribution to the holders of the Series F Preferred and Series G Preferred shall be insufficient to pay the stated preferential amounts in full, then the entire assets and funds of the Corporation legally available for distribution to the holders of the Series F Preferred and Series G Preferred shall be distributed to the holders of the Series F Preferred and the Series G Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

(c)  After payment in full of the amount due the holders of Series F Preferred and Series G Preferred under Article IV, Section B(2)(b) above, the holders of the Series E Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series D Preferred, the Series C Preferred, the Series B Preferred, Series A Preferred or Common Stock, the amount of $11.3880 per share of Series E Preferred (as adjusted for any stock dividends, combinations, stock splits, reclassification and the like with respect to such shares), plus all accrued or declared but unpaid dividends on such shares.  If the assets and funds available for distribution to the holders of the Series E Preferred shall be insufficient to pay the stated preferential amounts in full, then the entire assets and funds of the Corporation legally available for distribution to the holders of the Series E Preferred shall be distributed to the holders of the Series E Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

(d)  After payment in full of the amount due the holders of Series E Preferred under Article IV, Section B(2)(c) above, the holders of the Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series C Preferred, the Series B Preferred, Series A Preferred or Common Stock, the amount of $10.6080 per share of Series D Preferred (as adjusted for any stock dividends, combinations, stock splits, reclassification and the like with respect to such shares), plus all accrued or declared but unpaid dividends on such shares.  If the assets and funds available for distribution to the holders of the Series D Preferred shall be insufficient to pay the stated preferential amounts in full, then the entire assets and funds of the Corporation legally available for distribution to the holders of the Series D Preferred shall be distributed to the holders of the Series D Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

(e)  After payment in full of the amount due the holders of Series D Preferred under Article IV, Section B(2)(d) above, the holders of the Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series B Preferred, Series A Preferred or Common Stock, the amount of $5.5016 per share of Series C Preferred (as adjusted for any stock dividends, combinations, stock splits, reclassification and the like with respect to such shares), plus all accrued or declared but unpaid dividends on such shares.  If the assets and funds available for distribution to the holders of the Series C Preferred shall be insufficient to pay the stated preferential amounts in full, then the entire assets and funds of the Corporation legally available for distribution to the holders of the Series C Preferred shall be distributed to the holders of the Series C Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

(f)  After payment in full of the amount due the holders of Series C Preferred under Article IV, Section B(2)(e) above, the holders of the Series A Preferred, and Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, the amount of $2.6000 and $4.2276 per share of Series A Preferred and Series B Preferred, respectively (as adjusted for any stock dividends, combinations, stock splits, reclassification and the like with respect to such shares), plus all accrued or declared but unpaid dividends on such shares.  If the assets and funds available for distribution to the holders of the Series A Preferred and the Series B Preferred shall be insufficient to pay the stated preferential amounts in full, then the entire assets and funds of the Corporation legally available for distribution to the holders of the Series A Preferred and Series B Preferred shall be distributed to the holders of the Series A Preferred and the Series B Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.”

SEVENTH:                     That pursuant to Section 242 of the General Corporation Law of the State of Delaware, Article IV, Section B(2.5)(a) of the Restated Certificate is hereby amended to read in its entirety as follows:

“(a)  Upon the election in writing by the holders of a majority of the outstanding shares of Preferred Stock (the “Redemption Election”) at any time on or after the date that is 40 days before January 21, 2016, the Corporation shall redeem the then outstanding Preferred Stock in three equal annual installments (each a “Redemption Date”), from any funds legally available for such purpose beginning on the date that is 40 days after the date of the Redemption Election (the “Original Redemption Date”). The redemption of the Preferred Stock shall occur in three annual installments, with the first such installment occurring on the Original Redemption Date, the second on the first anniversary thereof, and the third on the second anniversary thereof (each such date hereinafter referred to as a “Redemption Date”). Any redemption effected pursuant to this Section 2.5 shall be made on a pro rate basis among the holders of the Preferred Stock based upon the total Redemption Price (as defined below) applicable to each holder’s shares of Preferred Stock. The number of shares to be redeemed from each holder of Preferred Stock on each Redemption Date shall equal the total number of shares of Preferred Stock held by such holder on the date of the Redemption Notice (as defined below), divided by the number of Redemption Dates remaining as of the date of the Redemption Notice, minus the number of shares of Preferred Stock that such holder converts into Common Stock after the date of the Redemption Notice and prior to such Redemption Date. The Corporation shall effect redemption on the applicable Redemption Dates by paying cash in an aggregate amount equal to $2.6000, $4.2276, $5.5016, $10.6080, $11.3880, $17.3680, $9.2586, $9.2586 and $9.9273 per share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred, Series G-l Preferred and Series H Preferred, respectively (as adjusted for any stock dividends, combinations, stock splits, reclassification or the like with respect to such shares) plus all accrued or declared but unpaid dividends on such shares (the “Redemption Prices”).”

EIGHTH:                              That pursuant to Section 242 of the General Corporation Law of the State of Delaware, Article IV, Section B(3)(a) of the Restated Certificate is hereby amended to read in its entirety as follows:

“(a)  Right to Convert.  Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the Original Issue Price for that series of Preferred Stock by (y) the then effective Conversion Price for that series of Preferred Stock (such result, the “Conversion Rate”).  The “Original Issue Price” for each Series of Preferred Stock shall be as follows:  the Series A Original Issue Price shall be $2.6000; the Series B Original Issue Price shall be $4.2276; the Series C Original Issue Price shall be $5.5016; the Series D Original Issue Price shall be $10.6080; the Series E Original Issue Price shall be $11.3880; the Series F Original Issue Price shall be $17.3680; the Series G Original Issue Price shall be $9.2586; the Series G-l Original Issue Price shall be $9.2586; and the Series H Original Issue Price shall be $9.9273.  The “Conversion Price” for each Series of Preferred Stock shall be as follows:  the initial Series A Conversion Price shall be $2.6000; the initial Series B Conversion Price shall be $4.2276; the initial Series C Conversion Price shall be $5.5016; the initial Series D Conversion Price shall be $10.6080; the initial Series E Conversion Price shall be $11.3880; the initial Series F Conversion Price shall be $17.3680; the initial Series G Conversion Price shall be $9.2586; the initial Series G-l Conversion Price shall be $9.2586; and the initial Series H Conversion Price shall be $9.9273.  The Conversion Prices are subject to adjustment as provided in this Section 3.”

NINTH:                                       That the foregoing Certificate of Amendment to the Certificate of Incorporation of the Corporation has been duly adopted and approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228 and 242 of the Delaware General Corporation Law.

* * * * * * * *

IN WITNESS WHEREOF, the undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to his own knowledge, and that this certificate is his own act and deed.

Executed on July 18, 2013.

By:	/s/ Martin Plaehn
Martin Plaehn
Chief Executive Officer